Exhibit (21)

                        NBD BANCORP, INC. SUBSIDIARIES
                            (Direct and Indirect)

Bank Holding Company Subsidiaries           Jurisdiction of Organization

NBD Illinois, Inc.                                     Delaware
NBD Indiana, Inc.                                      Delaware

Bank Subsidiaries                           Jurisdiction of Organization

NBD Bank (Detroit, MI)                                  Michigan
NBD Bank, N.A. (Indianapolis, IN)                       U.S.A.
NBD Bank (Columbus, OH)                                 Ohio
NBD Bank (Elkhart, IN)                                  Indiana
NBD Bank (Wheaton, IL)                                  Illinois
NBD Bank, FSB (Venice, FL)                              U.S.A.
NBD Bank, Canada                                        Canada
NBD Skokie Bank, N.A.                                   U.S.A.
National Bank of Detroit-Dearborn                       U.S.A.

Bank-Related Subsidiaries                    Jurisdiction of Organization

Charter Oak Insurance Agency of Michigan, Inc.           Michigan
International Bank of Detroit                            U.S.A.
NBD Brokerage Services, Inc.                             Indiana
NBD Community Development Corporation                    Michigan
NBD Equipment Finance, Inc.                              Delaware
NBD Insurance Agency, Inc.                               Michigan
NBD Insurance Company                                    Arizona
NBD Mortgage Company                                     Delaware
NBD Neighborhood Revitalization Corporation              Indiana
NBD Real Estate Services, Inc.                           Indiana
NBD Securities, Inc.                                     Michigan
NBD Service Corp.                                        Delaware